Exhibit 3.2.16

OPERATING AGREEMENT

OF

STARGATE MANAGEMENT LLC

STARGATE MANAGEMENT LLC

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (the “Agreement”) is made as of February 6, 2002 by and between COSMOSIS CORPORATION, a Colorado corporation, and STARGATE MANAGEMENT LLC, a Colorado limited liability company (the “Company”), with respect to the operation of the Company. Capitalized terms used in this Agreement not otherwise defined herein have the meanings given to them in Exhibit A.

The parties hereby agree as follows:

1. FORMATION OF COMPANY.

1.1 Formation. On February 6, 2002, the Company was organized as a Colorado limited liability company under and pursuant to the Act by the filing of the Articles of Organization (the “Articles”) with the Secretary of State of the State of Colorado in accordance with and pursuant to the Act.

1.2 Principal Place of Business. The principal place of business of the Company will be 1675 Broadway, Suite 2600, Denver, Colorado 80202. The Company may locate its other places of business at any other place or places as the Manager may from time to time deem advisable.

1.3 Registered Office and Registered Agent. The registered office of the Company shall be 1675 Broadway, Suite 2600, Denver, Colorado 80202, and the name of the initial registered agent is John G. Lewis. The registered office and registered agent may be changed by the Manager from time to time pursuant to the Act.

1.4 Term. The term of the Company commenced on February 6, 2002 upon the filing of the Articles with the Secretary of State of the State of Colorado and shall be of continuing duration, unless the Company is dissolved in accordance with the provisions of this Agreement or the Act.

1.5 Company Purposes. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Colorado, necessary, advisable or desirable to carry out the foregoing. The Company will have the power to make and perform all contracts and to engage in all actions and transactions necessary or advisable to carry out the purposes of the Company, and all other powers available to limited liability companies under the Act.

1.6 Tax Classification. For U.S. federal and state tax purposes only, it is intended that the Company’s existence as a separate entity from its sole Member, Cosmosis Corporation, be disregarded pursuant to Code Section 7701 and the Treasury Regulations promulgated thereunder and applicable state tax law (the “check-the-box regulations”). Accordingly, the Manager will cause the Company to file such elections and informational returns and perform such actions as may be required under the check-the-box regulations.

If at some future date the Member deems it advisable for additional Persons to become Members of the Company, the Company and the Member will cause this Agreement (including this Section 1.6) to be amended pursuant to Section 7.3.

2. MANAGERS.

2.1 Authority of Managers. Management of the Company shall be vested exclusively in the Managers. Except with respect to the matters as to which the approval of the Member is expressly required hereunder, the Managers will have full and exclusive authority to manage the business and affairs of the Company and to perform all acts as may be necessary, incidental or appropriate for the conduct of the Company’s business. The Managers have the power and authority to delegate to one or more other persons the Managers’ rights and powers to manage and control the business and affairs of the Company.

Unless authorized to do so by this Agreement or by the Managers, neither the Member, nor any agent or employee of the Company, shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

2.2 Tenure, Election and Qualifications of Managers. The number of Managers of the Company shall be fixed from time to time by a written resolution adopted by the Member. The initial number of Managers shall be one (1), and the initial Manager shall be John G. Lewis. Each Manager will hold office until the earliest of (1) the election and qualification of his or her successor; and (2) his or her death or disability, or his or her resignation or removal.

2.3 Resignation. A Manager may resign at any time by giving written notice to the Member. The resignation of a Manager will take effect upon receipt of notice thereof or at such later time as will be specified in such notice; unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

2.4 Removal. A Manager may be removed at any time, with or without cause, by the Member.

2.5 Vacancies. Any vacancy occurring in the office of Manager will be filled by the Member. Any Manager’s position to be filled by reason of an increase in the number of Managers shall be filled by the Member or by the affirmative vote of a minimum of a majority of the Managers then in office. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal.

2.6 Meetings.

(a) Annual Meetings. In the event the Company has more than one Manager, an annual meeting of the Managers shall be held during the first quarter of each calendar year.

No notice of an annual meeting of the Managers shall be necessary and such meeting shall be held for the purpose of appointing officers, if necessary, and transacting such other business as may come before it.

(b) Meetings. Except as hereinafter otherwise provided, meetings of the Managers shall be held in the principal office of the Company. Regular meetings of the Managers are not mandatory. Meetings of the Managers may also be held at any place within or without the State of Colorado which has been determined by the Managers.

(c) Special Meetings. Special meetings of the Managers may be held at any time and place within or without the State of Colorado whenever called by the President or by at least a majority of the Managers then in office.

(d) Telephone Meetings. Any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) Notice of Meetings. Written notice of the time and place of all special meetings of the Managers shall be given at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Manager by attendance at such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Managers need be specified in such notice.

(f) Waiver of Notice. The transaction of all business at any meeting of the Managers, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Managers not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(g) Action By Written Consent. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Managers or of any committee thereof may be taken without a meeting, if all Managers or committee Member, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Managers or committee.

2.7 Salaries. The Managers of the Company shall receive no salary or other compensation from the Company; provided, however, the foregoing shall not prevent any employee of or consultant to the Company from receiving salary or other compensation from the Company with respect to his or her services as an employee or consultant provided such salary or compensation is approved by the Managers.

2.8 Indemnification. The Company shall indemnify the Managers, employees, and agents of the Company to the full extent provided by the Act.

3. MEMBER.

3.1 Members. The Company shall initially have one (1) Member, Cosmosis Corporation Additional Members may be admitted into the Company upon such terms and conditions as may reasonably be determined by the Member and upon the Member’s written consent and amendment to this Agreement.

3.2 Limitation of Liability. The Member’s liability for Company obligations and liabilities shall be limited as set forth in this Agreement, the Act and other applicable law.

4. CAPITAL CONTRIBUTIONS. On the date of this Agreement, the Member will contribute such amount as is set forth in Schedule A hereto as its Capital Contribution. The Member shall not be required to make additional contributions to the Company unless the Company requests such contribution and the Member consents in writing thereto.

5. RECORDS AND REPORTS.

5.1 Records and Reports. At the expense of the Company, the Managers will maintain in the principal office of the Company records and accounts of all operations and expenditures of the Company for a period of five (5) years from the end of the Fiscal Year during which the last entry was made on such record. At a minimum the Company will keep the following records:

(a) A current list of the full name and last known business address of the Managers and the Member;

(b) A copy of the Articles, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed;

(c) Copies of the Company’s federal, foreign, state and local income tax returns and reports, if any, for the three (3) most recent years;

(d) Copies of this Agreement and all amendments thereto;

(e) True and full information regarding the status of the business and financial condition of the Company, including financial statements of the Company for the three (3) most recent years; and

(f) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by the Member and that the Member has agreed to contribute in the future, and the date on which such Person became a Member.

5.2 Returns and Other Elections. The Managers will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, will be furnished to the Member within a reasonable time after the end of the Company’s fiscal year. All elections permitted to be made by the Company under federal or state laws will be made by the Managers in their discretion.

5.3 Accounting Principles. The books and records of the Company will be determined in accordance with the accounting method selected by the Managers.

6. DISSOLUTION.

6.1 Dissolution Events. The Company will be dissolved upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) the consent of the Member; or

(b) the entry of a final, non-appealable decree of judicial dissolution pursuant to the Act.

6.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company will cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate limited liability company existence will continue until Articles of Dissolution have been properly filed with the Secretary of State of the State of Colorado or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

6.3 Liquidation. In settling accounts in dissolution, the assets of the Company will be applied in the following order:

(a) to creditors, in the order of priority as provided by law;

(b) to the Member in satisfaction of liabilities for distributions; and

(c) to the Member, with respect to its Capital Contributions.

6.4 Dissolution.

(a) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Member, a Articles of Dissolution will be executed in such form as is prescribed by the Secretary of State of the State of Colorado and the same is filed therewith.

(b) Upon the acceptance of the Articles of Dissolution by the Secretary of State of the State of Colorado, the existence of the Company will cease, except for the purpose of suits, other proceedings and appropriate actions as provided in the Act. The Manager or Managers in office at the time of the filing of such Articles of Dissolution will thereafter be a trustee or trustees for the Member and creditors of the Company and as such will have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the dissolved Company.

7. GENERAL PROVISIONS.

7.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the intended recipient’s address as it appears in the Company’s records. Except as otherwise provided herein, any such notice will be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth above.

7.2 Governing Law. This Agreement, and the application and interpretation hereof, will be governed exclusively by the Act.

7.3 Amendments. Any amendment to this Agreement will not be effective unless signed by the Member.

7.4 Execution of Additional Instruments. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

7.5 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement will not prevent a subsequent act from being a violation of this Agreement.

7.6 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party will not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

7.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof will not be affected and will be enforceable to the fullest extent permitted by law.

7.8 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained will be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective successors and assigns.

7.9 Creditors. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company.

7.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same installment.

7.11 Attorneys’ Fees. In the event any dispute among the parties results in litigation, the prevailing party or parties in such dispute will be entitled to recover from the losing party or parties all fees, costs and expenses of enforcing any right or rights of the prevailing party or parties under this Agreement including, without limitation, reasonable fees of attorneys and accountants.

The parties hereto have executed this Agreement as of the date first above written.

STARGATE MANAGEMENT LLC

By:	/s/ John G. Lewis
Name:	John G. Lewis
Title:	Manager

COSMOSIS CORPORATION

By:	/s/ Craig W. Donaldson
Name:	Craig W. Donaldson
Title:	President

EXHIBIT A

DEFINITIONS

“Act” shall mean the Colorado Limited Liability Company Act, as amended from time to time.

“Agreement” shall mean this Operating Agreement as originally executed and as amended from time to time.

“Capital Contribution” shall mean any contribution to the capital of the Company in cash or property by a Member whenever made and designated by such Member as a contribution to the capital of the Company.

“Code” shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws, as amended from time to time.

“Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Manager” and “Managers” shall mean one or more Managers elected by the Member pursuant to this Agreement and the Act.

“Member” shall mean Cosmosis Corporation, or any additional Member admitted as a Member of the Company in accordance with this Agreement and the Act.

“Persons” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

“Treasury Regulations” shall include proposed, temporary and final regulations promulgated under the Code, as the same may be amended from time to time.

SCHEDULE A

CAPITAL CONTRIBUTION

CAPITAL CONTRIBUTION
Cosmosis Corporation	$10.00